                                                                   EXHIBIT 10.51
                                                                   -------------


                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") by and between INFOCURE CORPORATION, INC., a Delaware corporation ("Company"), and RICHARD PERLMAN ("Executive") is hereby entered into as of the ________ day of December, 1997 (the "Effective Date").

     WHEREAS, Company is engaged in the business of providing practice management software products and related services that address the needs of health care providers to manage and communicate administrative, practice management and clinical applications designed to meet the information requirements of the vast majority of medical specialties and office-based health care practices in the United States (the "Business");

     WHEREAS, Executive desires to be employed by Company and Company desires to employ and assure itself of the continued services of Executive on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

     1.  Employment and Duties.
         ---------------------

     A. Company shall employ Executive as Chairman of the Board and Chief Financial Officer during the term of his employment as set forth in this Agreement and Executive hereby accepts such employment. Executive shall report to the President and Board of Directors of Company and shall have duties and responsibilities as set forth on EXHIBIT A and/or as may be assigned, from time
                                 ---------
to time, by the President and Board of Directors of Company (the "Duties").

     B. Executive shall use his best efforts to perform his duties in accordance with any applicable business plans and budgets and policies in effect.

     C. Executive agrees that he shall at all times faithfully and to the best of his ability and experience faithfully perform all of the duties that may be required of him pursuant to the terms of this Agreement.

     D. Neither the foregoing nor any other provision of this Agreement is intended or shall be construed as preventing Executive from devoting his time and effort to charitable and community activities substantially to the same extent as he has devoted time and effort prior to the effective date of this Agreement provided that such involvement with charitable and community activities does not materially interfere with the performance of his duties under this Agreement.

     2.  Compensation.
         ------------

     A.  Base Salary.  During the Term (as defined below), Company shall pay to
         -----------
Executive a base salary ("Base Salary") of One Hundred Twenty Thousand Dollars ($120,000.00) per year, payable in arrears in equal semi-monthly payments. In the event of a Disability, to the extent payments are received under an employer-sponsored disability program, the payments hereunder are to be reduced by an amount equal to such disability payments.

     B.  Incentive Compensation.  During the Term of this Agreement, in addition
         ----------------------
to the Base Salary as provided in Section 2.A. above, Executive shall be eligible for annual incentive compensation (the "Incentive Compensation") pursuant to a program established by Company's Board of Directors in its sole and absolute discretion, from time to time, provided that the Goals (as defined below) of said program are met by Executive. The Incentive Compensation program shall be based upon the achieving of certain revenue and/or profit goals and/or other goals (the "Goals") of Company. Upon the establishment of the program and Goals, the parties agree to enter into an agreement setting forth the Incentive Compensation program and Executive's eligibility to participate in said program, which agreement shall be attached hereto as EXHIBIT B and shall constitute a
                                            ---------
part of this Agreement.

     C.  Employee Benefit Programs.  Executive shall be eligible to participate
         -------------------------
in all employee benefit programs; including medical and hospitalization programs; employee stock option and bonus plans generally made available to employees of Executive's employment status; now or hereafter made available, subject to the terms and conditions of such programs, including eligibility. It is understood that Company reserves the right to modify and rescind any program or adopt new programs in its sole discretion. Company may, in its sole discretion, maintain key man life insurance on the life of Executive and designate Company as the beneficiary. Executive agrees to execute any documents necessary to effect such policy.

     D.  Vacation.  Executive shall accrue four (4) weeks of vacation during
         --------
each calendar year during the term of this Agreement (with such vacation time pro-rated for 1997). Vacation time shall be taken at such time as not to materially interfere with the Business of Company and must be pre-approved by Company. Vacation time may not be carried forward from one (1) calendar year to another.

     E.  Automobile Allowance.  Executive shall be entitled to receive an
         --------------------
automobile allowance of One Thousand Dollars ($1,000.00) per month and operating costs when operated for business purposes. The automobile allowance shall be payable semi-monthly.

     3.  Term.  The term of employment of Executive under this Agreement shall
         ----
be for a period of four (4) years (the "Term") commencing on the date hereof and ending on the fourth (4th) anniversary thereof, subject to earlier termination as provided in Section 4. If the employment of Executive continues thereafter, absent a written agreement, the employment following the Term shall be at will and the provisions of this Agreement shall be of no force and effect with respect to any such subsequent period, except for the provisions of Sections 5. through 10. below.

     4.  Early Termination.
         -----------------

         A.  For Cause.
             ---------

                (i) Notwithstanding the foregoing, Company may terminate the employment of Executive "for cause" (as hereinafter defined) at any time upon written notice effective immediately. The term "for cause" shall mean (1) the continued failure by Executive substantially to perform his duties with Company in a reasonably professional manner other than due to a Total and Permanent Disability or death for a period of thirty (30) days after a written demand for substantial performance is delivered to Executive by the Board of Directors or President of Company, which demand identifies the manner in which the Board of Directors or President believes Executive has not substantially performed his duties; (2) the unauthorized dissemination of Confidential Information (as defined below) of Company or any of its subsidiaries; (3) the commission of a felony or any other crime involving moral turpitude or the pleading of nolo contendere to any such act; (4) the commission of any act of dishonesty when such act is intended to result or results, directly or indirectly, in gain or personal enrichment of Executive or any related person or affiliate of Executive or is intended to cause harm or damage to Company or any of its subsidiaries;
(5) the illegal use of controlled substances; (6) the use of alcohol so as to have a material adverse effect on the performance of his duties; (7) the misappropriation or embezzlement of assets of Company or any of its subsidiaries; (8) the making of material disparaging remarks regarding Company or the products or services of any such person to suppliers and/or customers of Company or any of its subsidiaries or (9) the breach of any other material term or provision of this Agreement to be performed by Executive which has not been cured within thirty (30) days of receipt of written notice of such breach.

                (ii) Upon termination of Executive's employment for cause, Company shall have no further obligation to pay any compensation to Executive for periods after the effective date of the termination for cause, except for Base Salary which accrued as of the termination date. In addition, the right to exercise any vested stock option shall terminate on the thirtieth (30th) day following the effective date of the termination of employment for cause.

     B.  Termination Upon Death or Total and Permanent Disability.
         --------------------------------------------------------

                (i) The employment of Executive shall terminate upon his death or, ten (10) business days after written notice by Company of termination, upon or during the continuance of the Total and Permanent Disability (as hereinafter defined) of Executive.

                (ii) Upon termination upon death or upon or during Executive's Total and Permanent Disability, Company shall have no further obligation to pay any compensation for periods after the effective date of such termination, except for Base Salary which accrued as of the termination date. The term "Total and Permanent Disability" means the suffering by Executive of a Disability for a period (whether or not continuous) in excess of ninety (90) days, unless extended in writing by Company. A Total and Permanent Disability shall be deemed to commence upon the expiration of such ninety (90) day period.

                (iii) For purposes hereof, the terms "Disabled" or "Disability" shall mean the suffering by Executive of a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders Executive incapable of continuing each and every one of his or her usual and customary duties in an efficient manner as an employee of Company, as determined by the Board of Directors. No Disability shall be deemed to exist until Executive shall be unable to perform such duties hereunder for seven (7) consecutive days, and after such Disability continues for seven (7) consecutive days, then the same shall be deemed to have existed from the first (1st) day of such Disability. At the end of any Disability (other than a Disability that results in a Total and Permanent Disability as defined below), Executive shall return to work, and this Agreement shall continue as though such Disability had not occurred.

     If Executive desires to return to work at the end of any Disability, but there is a dispute as to whether Executive is able to perform his or her duties hereunder or if there is a dispute as to whether Executive is Disabled or has suffered a Total and Permanent Disability, the issue shall be submitted to a Board of Arbiters consisting of three (3) persons: one (1) physician who specializes in the physical or mental condition which resulted in the Disability (hereinafter referred to as a "Specialist") shall be appointed on behalf of Company by the Board of Directors of Company (with Executive having no vote on this question); the second (2nd) Specialist shall be appointed by Executive and a third (3rd) Specialist shall be appointed by the two (2) Specialists so appointed. If a dispute remains following the completion of this procedure, the matter shall be determined as set forth in Section 16. below. If a majority of the Specialists determine that Executive is able to perform his or her duties hereunder on a full-time basis, Executive shall be permitted to return to work under the provisions hereof. Executive agrees to submit medical records requested and to submit to such examination and testing requested by such physician.

     C.  Change In Control.  In the event of a Change in Control (as hereinafter
         -----------------
defined) of Company and the Executive elects, in his sole discretion, to terminate his employment hereunder as of a date within six (6) months after the Change in Control, Executive shall give Company two (2) weeks prior written notice of such termination and Executive shall be entitled to receive, and Company shall pay, on the date of the termination of employment an amount equal to the Executive's then annual base salary rate.

     The term "Change in Control" means:

     (i) The acquisition by any person, entity or "group" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("34 Act") (excluding, for this purpose, Company, any of subsidiaries, or any employee benefit plan of Company or any of its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 34 Act) of more than 50% of either the then outstanding shares of common stock of Company or of the combined voting power of Company's then outstanding voting securities entitled to vote generally in the election of directors; or

     (ii) Individuals who, as of the date hereof, constitute the board of directors of Company ("Incumbent Board") cease for any reason to constitute at least a majority of the board of directors, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual is a member of the Incumbent Board; or

     (iii) Approval of the shareholders of Company of a merger, consolidation or other reorganization in each case, with respect to which persons who were the shareholders of Company and optionees immediately prior to such merger, consolidation or other reorganization, immediately thereafter, do not own more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged, consolidated or reorganized Company's then outstanding voting securities, or of the sale of all or substantially all of the assets of Company; provided, however, in such event the Change in Control will be deemed to have occurred immediately prior to the merger, consolidation or other reorganization.

     The term "Change in Control" shall not include any change in the Board of Directors of Company as provided in subparagraph (ii) above.

     D.  Termination by Company Without Cause.  In the event Company terminates
         ------------------------------------
the employment of the Executive, except for cause, prior to the expiration of term of this Agreement as set forth in Section 3. hereof, Company shall pay Executive, as its sole and exclusive liability hereunder, an amount equal to twelve (12) months of the Executive's then current monthly base salary. Payment shall be made within five (5) days of such termination.

     5.  Company Property.  All records, designs, patents, business plans,
         ----------------
financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive by or on behalf of Company or its representatives, vendors or customers which pertain to the Business of Company shall be and remain the property of Company, as the case may be, and be subject at all times to its discretion and control.

     6.  Confidential Information.
         ------------------------

     A. Company may disclose to Executive certain Confidential Information (defined below). Executive acknowledges and agrees that Company has a reasonable, competitive business interest in the Confidential Information and the Confidential Information is the sole and exclusive property of Company (or a third party providing such information to Company) and that Company or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, moral right or other property right.
Executive acknowledges and agrees that the disclosure of the Confidential Information to Executive does not confer upon Executive any license, interest or rights of any kind in or to the Confidential Information. Executive may use the Confidential Information solely for the benefit of Company while Executive is employed by Company. Except in the performance of services for Company,

Executive shall hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Confidential Information or any portion thereof. Executive agrees to return to Company, upon request by Company, the Confidential Information and all materials relating thereto.

     B. Executive acknowledges that his obligations with regard to the Confidential Information shall remain in effect while Executive is engaged by Company and for a period of two (2) years thereafter.

     "Confidential Information" shall mean any confidential or proprietary information possessed by Seller or relating to its business, including, without limitation, any confidential "know-how," trade secrets, customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans and new personnel acquisition plans; provided, however, that Executive shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure; (ii) becomes available to Executive in a manner that is not in contravention of applicable law from a source that is not bound by a confidential relationship with Company or by a confidentiality or other similar agreement; (iii) was known to Executive on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Executive by Company or one of Company's or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide Company with prompt notice of such requirement so that Company may seek an appropriate protective order prior to any such required disclosure by Executive. Confidential Information may include, but not be limited to, future business plans, licensing strategies, advertising campaigns, information regarding customers, employees and independent contractors and the terms and conditions of this Agreement.

     7.  Non-Solicitation.
         ----------------

     A.  Customers.  During Executive's employment with Company and for a period
         ---------
of twelve (12) months thereafter (the "Restricted Period"), Executive shall not, on his own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise ("Other Entity"), solicit, contact, call upon, communicate with or attempt to communicate with any customer of Company, or any representative of any customer of Company, with a view to providing products and/or services in the Business of Company provided that the restrictions set forth in this Section 7.A. shall apply only to customers of Company, or representatives of customers of Company, with which Company had contact during the two (2) year period immediately preceding termination of his employment with Company (or shorter period if Executive has not then been engaged by Company for two (2) years).

     B.  Employees/Independent Contractors.  During the Restricted Period,
         ---------------------------------
Executive shall not, on his own behalf or on behalf of any Other Entity, recruit or hire, or attempt to recruit or hire, any employees or independent contractors of Company who were employed or engaged by Company, as the case may be, during the one (1) year period prior to the termination of his employment with Company (or shorter period if Executive has not then been engaged by Company for one (1) year).

     8.  Non-Competition.  During the Restricted Period, Executive shall not on
         ---------------
his own behalf or on behalf of any Other Entity, perform the duties and services Executive performs for Company for any Other Entity in the Business (as defined above) within the United States (the "Territory").

     9.  Acknowledgment.  The parties hereto agree that:  (i) the Restricted
         --------------
Period and Territory contained in this Agreement are reasonably necessary for the protection of Company's legitimate business interests and that the Territory is the area in which Executive shall perform (or currently perform) services for Company; (ii) by having access to information concerning employees, independent contractors and customers of Company, Executive shall obtain a competitive advantage as to such parties; (iii) Executive's covenants and agreements contained in this Agreement are reasonably necessary to protect the interests of Company in whose favor said covenants and agreements are imposed in light of the nature of Company's Business and Executive's involvement in such Business; (iv) the restrictions imposed by this Agreement are not greater than are necessary for the protection of Company in light of the substantial harm that Company shall suffer should Executive breach any of the provisions of said covenants or agreements and (v) Executive's covenants and agreements contained in this Agreement form material consideration for this Agreement, the Acquisition Agreement and Executive's employment by Company.

     10.  Remedy for Breach.  Executive agrees that the remedies at law of
          -----------------
Company for any actual or threatened breach by Executive of the covenants contained in Sections 6. through 8. of this Agreement would be inadequate and that Company shall be entitled to specific performance of the covenants in such paragraphs, including entry of an ex parte, temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of such paragraphs, or both, or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses (including attorney's fees) which Company may be legally entitled to recover. Executive acknowledges and agrees that the covenants contained in Sections 6. through 8. of this Agreement shall be construed as agreements independent of any other provision of this or any other agreement between the parties hereto, and that the existence of any claim or cause of action by Executive against Company, whether predicated upon this or any other agreement, shall not constitute a defense to the enforcement by Company of said covenants.

     11.  No Prior Agreements.  Executive hereby represents and warrants to
          -------------------
Company that the execution of this Agreement by Executive and Executive's employment by Company and the performance of Executive's duties hereunder shall not violate or be a breach of any agreement with a former employer, client or any other person or entity.

     12.  Assignment; Binding Effect.  Executive understands that Executive has
          --------------------------
been selected for employment by Company on the basis of Executive's personal qualifications, experience and skills. Executive agrees, therefore, that Executive cannot assign all or any portion of Executive's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of Section 13. below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

     13.  Complete Agreement.  This Agreement is not a promise of future
          ------------------
employment. Executive has no oral representations, understandings or agreements with Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between Company and Executive. This written Agreement is the final, complete and exclusive statement and expression of the agreement between Company and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

     14.  Notice.  Whenever any notice is required hereunder, it shall be given
          ------
in writing addressed as follows:


     To Company:         InfoCure Corporation
                         Corporate Headquarters
                         1765 The Exchange
                         Suite 450
                         Atlanta, Georgia  30339
                         Attention:  Frederick L.Fine

     With a copy to:     Morris, Manning & Martin, L.L.P.
                         1600 Atlanta Financial Center
                         3343 Peachtree Road, N.E.
                         Atlanta, Georgia 30326
                         Attention:  Richard L. Haury, Jr., Esq.

     To Executive:       Richard Perlman
                         _________________________
                         _________________________

     With a copy to:     Anderson, Kill & Olick
                         1251 Avenue of the Americas
                         New York City, New York 10020
                         Attention:  Michael Stamm, Esq.

     Notice shall be deemed given and effective three (3) days after the deposit in the U.S. Mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 14.

     15.  Severability; Headings.  If any portion of this Agreement is held
          ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This Agreement shall be enforced separately and independently of any other agreement involving the parties hereto. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

     16.  Arbitration.  Except as otherwise set forth in Sections 4.B.(iii) and
          -----------
6. through 10., any dispute, controversy or claim arising out of, relating to or in connection with, this Agreement, or the breach, termination or validity thereof shall be finally settled by arbitration conducted in accordance with this Section. The arbitration shall be conducted in accordance with the Rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Atlanta, Georgia, and each party hereto irrevocably submits to the jurisdiction of the arbitration panel in Atlanta, Georgia. The arbitration shall be conducted by three (3) arbitrators. The party initiating arbitration (the "Claimant") shall identify its arbitrator within twenty (20) days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to identify an arbitrator within such twenty (20) day period, the arbitrator named in the Request shall decide the controversy or claim as the sole arbitrator.
Otherwise, the two (2) arbitrators appointed by the parties shall appoint a third (3rd) arbitrator within twenty (20) days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator. When the third
(3rd) arbitrator has accepted the appointment, the two (2) party-appointed arbitrators shall promptly notify the parties of the appointment. If the two
(2) arbitrators appointed by the parties fail or are unable to so appoint a third (3rd) arbitrator, then the appointment of the third (3rd) arbitrator shall be made by the AAA, which shall promptly notify the parties of the appointment. The third (3rd) arbitrator shall act as chair of the panel. The arbitration award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for an ex parte temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Section and without any abridgment of the powers of the arbitrators.

     17.  Governing Law.  This Agreement shall in all respects be construed
          -------------
according to the laws of the State of Georgia.


     18.  Counterparts.  This Agreement may be executed simultaneously in two
          ------------
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute, but one and the same instrument.



                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              COMPANY:


                              InfoCure Corporation



                              By:______________________________
                                 Its:__________________________


                              EXECUTIVE:



                              ---------------------------------(SEAL)
                              Richard Perlman

                                   EXHIBIT A

                            TO EMPLOYMENT AGREEMENT

                              Duties of Executive
                              -------------------


Overall Responsibility:
----------------------

                                   EXHIBIT B

                            TO EMPLOYMENT AGREEMENT

                             Incentive Compensation
                             ----------------------